Exhibit 23.2


                              CONSENT OF APPRAISER


     We hereby consent to the references made to us and/or our appraisal by Minnesota Corn Processors, LLC under the captions(s) "SUMMARY"; "RISK FACTORS -- Certain Risks Related to Federal Income Tax Consequences"; and "THE CONVERSION -- Reasons for Conversion, Appraisal Opinion, Material Federal Income Tax Consequences" in the Prospectus constituting a part of Amendment No. 5 to Registration Statement No. 33-71213 on Form S-4. In addition we consent to the filing of our appraisal report referred to therein as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        AMERICAN APPRAISAL ASSOCIATES, INC.


                                        /s/ PAULA D. BOST
                                        --------------------------------------
                                        Paula D. Bost
                                        Assistant Corporate Secretary


Milwaukee, Wisconsin
December 21, 1999